EXHIBIT 99.3

 1                         BEFORE THE STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
 2                            SECURITIES DIVISION

 3
                IN   THE MATTER OF:
 4
                Robert A. Barcelon
 5              SS   ####-##-####         )                          ORDER
                                          )
 6                                        )                          (Waiver)
 7                                        )                       File No. S02-2
                                                                           -----

 8

 9                       TO:      Robert Barcelon
                                  COMMERCIAL EVALUATIONS, INC.
10                                2320 Paseo Del Prado
                                  Building B, Suite 206
11                                Las Vegas, NV 89102

12              Please be advised that the ADMINISTRATOR hereby issues an

13              ORDER waiving the USASLE (Series 63) examination requirement

14              in Nevada, for Robert A. Barcelon, pursuant to the authority

15              of the Administrator to waive, such requirement under NRS

16              90.370.3. This ORDER is based upon the representations

17              contained in Petitioner's letter of Januray 3, 2002, to the

18              Division, signed by Robert A. Barcelon, showing good

19              cause therein.

20
                This ORDER is issued pursuant to a finding by the
21
                ADMINISTRATOR that this ORDER serves the public interest.
22

23                                         Dated this l6th day of January 2002
                                                                  -------

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                BY ORDER OF THE ADMINISTRATOR:
25

26              /s/

27              Charles E. Moore
                Administrator
28